Exhibit (8)(x)(iii)

                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT

      THIS PARTICIPATION AGREEMENT AMENDMENT is made and entered into as of November 12, 2010 by and among Jefferson National Securities Corporation (formerly Inviva Securities) (Contracts Distributor), Jefferson National Life Insurance Company ("Insurer"), AllianceBernstein L.P. (formerly, Alliance Capital Management L.P.) ("Adviser") and AllianceBernstein Investments, Inc. (formerly, AllianceBernstein Investment Research and Management, Inc.) ("Distributor").

      WHEREAS, the parties have entered into a Participation Agreement for Class B Shares dated as of May 1, 2006, (the "Agreement"); and

      WHEREAS, the parties now desire to amend that Agreement as follows:

            1. Schedule A of the Agreement is updated to include the list of available Portfolios as attached.

            2. All other terms of the Agreement shall remain in full force and effect.

            NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties hereby amend the Agreement as reflected above.

      IN WITNESS WHEREOF, the undersigned authorized representatives have executed this Participation Agreement Amendment as of the date set forth above.

Jefferson National Life                      AllianceBernstein L.P.
Insurance Company

By: _____________________________________    By: _______________________________
Name: Craig A. Hawley                        Name:
Title: General Counsel & Secretary           Title:

Jefferson National Securities Corporation    AllianceBernstein Investments, Inc.

By: _____________________________________    By: _______________________________
Name: Craig A. Hawley                        Name:
Title: General Counsel & Secretary           Title:
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                                   SCHEDULE A
                                   ----------
                        Effective as of November 12, 2010

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
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ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

AllianceBernstein Small/Mid-Cap Value Portfolio - Class B AllianceBernstein International Value Portfolio - Class B AllianceBernstein International Growth Portfolio - Class B AllianceBernstein Small Cap Growth Portfolio - Class B AllianceBernstein Global Thematic Growth Portfolio - Class B